UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2025

ARES CORE INFRASTRUCTURE FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56695	99-6541890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY 10067
(Address of principal executive office) (Zip Code)
(212) 750-7300
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Aspen Credit Agreement

On March 14, 2025, Ares Aspen Member LLC as borrower (the “Borrower”) and Ares Aspen Holdings LLC as pledgor (the “Pledgor”), each a wholly-owned subsidiary of Ares Core Infrastructure Fund (the “Fund”), entered into a Credit Agreement (the “Aspen Credit Agreement”) with MUFG Bank, LTD, as Administrative Agent (“MUFG”), and BNP Paribas, as Collateral Agent (“BNP Paribas”), the lenders from time to time party to the agreement and certain other signatories thereto. The Aspen Credit Agreement is related to the Borrower’s investment in a portfolio company of the Fund and includes a $228.108 million delayed draw term loan (the “Aspen Term Loan”), of which $50.0 million was drawn, and a $15.6 million debt service letters of credit facility (“DSR LC Facility”). Outstanding borrowings under the Aspen Term Loan bear interest annually at the SOFR plus 1.75%, with a 0.125% step-up after three years, and outstanding undrawn commitments under the Aspen Term Loan have a commitment fee of 0.60% annually. The Borrower will make payments quarterly beginning on August 7, 2025 and ending on March 14, 2030. The DSR LC Facility provides letters of credit (“LC”) or loans for draws under such LC to support contractual obligations related to the minimum debt service reserve amount under the Aspen Credit Agreement. LC fees are payable quarterly in arrears, at an amount equal to 1.75% multiplied by the stated amount of the LC, with a 0.125% step-up after three years.

The Aspen Credit Agreement is secured by a first-priority pledge on (a) all of the equity interests of the Borrower, and (b) all tangible and intangible assets of the Borrower. Under the Aspen Credit Agreement, the Borrower and the Pledgor, as applicable, have made representations and warranties regarding their businesses, among other things, and are required to comply with various covenants, servicing procedures, reporting requirements and other customary requirements for similar facilities. The Aspen Credit Agreement includes usual and customary events of default for facilities of this nature. Other than with respect to the pledge of the equity interests of the Borrower, the Aspen Credit Agreement is non-recourse to any upstream affiliate of the Borrower, including the Fund.

The description of the Aspen Credit Agreement is only a summary of the material provisions of the Aspen Credit Agreement and is qualified in its entirety by reference to a copy of the Aspen Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On March 14, 2025, the Borrower entered into interest rate swaps with MUFG and BNP Paribas to exchange the SOFR rate in the Aspen Term Loan with a fixed rate for 75% of the outstanding borrowings under the Aspen Term Loan. The all-in fixed rate for MUFG and BNP Paribas is 4.059% and 4.058%, respectively. The interest rate swaps have a mandatory early termination date on March 14, 2030.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1
Credit Agreement, dated as of March 14, 2025, among Ares Aspen Member LLC, as borrower, Ares Aspen Holdings LLC as pledgor, the lenders from time to time parties thereto, the DSR LC issuers from time to time party thereto, MUFG Bank, LTD. as administrative agent, coordinating lead arranger, bookrunner, and co-green loan coordinator and BNP Paribas, as collateral agent, coordinating lead arranger, bookrunner, and co-green loan coordinator.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CORE INFRASTRUCTURE FUND

Dated: March 19, 2025

	By:	/s/ Christina Oh
	Name:	Christina Oh
	Title:	Chief Financial Officer and Treasurer

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